Lenard E. Schwartzer

Nevada Bar No. 0399

Schwartzer & McPherson Law Firm

2850 South Jones Boulevard, Suite 1

Las Vegas, Nevada 89146-5308

Telephone: (702) 228-7590

Facsimile: (702) 892-0122

Email: bkfilings@s-mlaw.com

Attorneys for Debtor and Debtor-In-Possession

UNITED STATES BANKRUPTCY COURT

DISTRICT OF NEVADA

In re: XTREME GREEN PRODUCTS, INC., Debtor.	BK-S-13-17266-MKN Chapter 11 ORDER CONFIRMING XTREME GREEN PRODUCT INC.’S FIRST AMENDED PLAN OF REORGANIZATION Date: January 29, 2014 Time: 11:00 a.m.

XTREME GREEN PRODUCTS, INC. (“Debtor”),  by and through its counsel, the Schwartzer & McPherson Law Firm, having filed its First Amended Plan Of Reorganization [Docket 108] (the “Plan”); Lenard Schwartzer appearing for the Debtor, Candace C. Carlyon appearing for Georgiou Family Trust dated 6/22/09 and affiliates, and Craig Dunlap appearing for Barry Alexander Automotive LLC (“BAA”);   the Court having reviewed the Plan and other pleadings and papers on file, and finding that proper and timely notice of the hearing having been given; and it appearing that such notice was adequate and sufficient, the Court having heard the representations of counsel and the testimony of Neil Roth, and having jurisdiction to consider the Plan and the Stipulation re Amendment to Plan to Incorporate Settlement Re Barry Alexander

Automotive, LLC  Claim (Claim No. 14) [Docket 162] (the “Stipulation”) and the relief requested therein being a core proceeding pursuant to 28 U.S.C. §§ 157 and 1334; and venue being proper before the Bankruptcy Court pursuant to 28 U.S.C. §§ 1408 and 1409; there being no objections; the Court having stated its findings of fact and conclusions of law on the record at the hearing, which are incorporated herein by reference in accordance with Fed.R.Civ. P. 52 and made applicable pursuant to Fed.R.Bankr. P. 9014; and it having been determined after hearing that the Plan meets all of the requirements for confirmation and for good cause shown, it is

ORDERED that the Plan, attached hereto as Exhibit 1, as amended by this Order and as amended by the Stipulation, attached hereto as Exhibit 2, is confirmed; and

IT IS FURTHER ORDERED that, pursuant to Article I of the Plan, the Debtor having so elected, the Effective Date of the Plan is January 29, 2014; and

IT IS FURTHER ORDERED that:

1.

The Stipulation is approved;

2.

The BAA’s Claim will be allowed in Class 3 in the amount of $1,492,299;

3.

BAA’s inventory of vehicles produced by Debtor and currently held by BAA may be sold or otherwise disposed of by BAA in its discretion. However, these vehicles shall be sold as scrap or shall be sold in parts and no complete vehicles shall be sold to consumers.

Submitted by:

    /s/ Lenard E. Schwartzer                                .

Lenard E. Schwartzer, Esq.

Schwartzer & McPherson Law Firm

2850 South Jones Boulevard, Suite 1

Las Vegas, Nevada 89146-5308

Attorney for Debtor and Debtor in Possession

Approved by:

___/s/ Candace C. Carlyon ______

Candace C. Carlyon, Esq.

Carlyon Law Group, PLLC

3333 E. Serene, Suite 110

Las Vegas, NV 89074

Attorney for Georgiou Family Trust dated 6/22/09 and affiliates

Approved by: __/s/ Craig S. Dunlap __________ Craig S. Dunlap, Esq. Fennemore Craig, P.C. 300 S. Fourth Street, Suite 1400 Las Vegas, NV 89101 Attorney for Barry Alexander Automotive, LLC

RULE 9021 CERTIFICATION

In accordance with LR 9021, counsel submitting this document certifies as follows:

____

The court has waived the requirement of approval under LR 9021(b)(1).

____

No party appeared at the hearing or filed an objection to the motion.

_X_

I have delivered a copy of this proposed order to all counsel who appeared at the hearing, and any unrepresented parties who appeared at the hearing, and each has approved or disapproved the order, or failed to respond, as indicated below:

Carlyon Law Group, PLLC

Approved

Fennemore Craig, P.C.

Approved

____

I certify that this is a case under Chapter 7 or 13, that I have served a copy of this order with the motion pursuant to LR 9014(g), and that no party has objected to the form or content of the order.

Submitted by:

__/s/ Lenard E. Schwartzer _

Lenard E. Schwartzer, Esq.

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